                                                                    EXHIBIT 23.4



                       [WILLIAMS & CONNOLLY LETTERHEAD]
                             725 TWELFTH ST., NW
                          WASHINGTON, DC  20005-5901





                         CONSENT OF WILLIAMS & CONNOLLY

                 We hereby consent to the use of our name under the headings "Legal Matters" and "Risk Factors -- Insolvency of World Omni; Substantive Consolidation with World Omni" in the Prospectus included in the Registration Statement on Form S-1 (No. 333-21917) filed by World Omni Lease Securitization L.P., World Omni LT and Auto Lease Finance L.P. with the Securities and Exchange Commission (the "SEC") on February 18, 1997, as it may be further amended and declared effective by the SEC.

Date:  April 21, 1997

                                            /s/  Charles A. Sweet
                                            ---------------------
                                            Williams & Connolly
                                            By:  Charles A. Sweet
                                                   for the firm